BRITISH COLUMBIA
BC Registry Services

Mailing Address:
PO Box 9431 Stn Prov Govt
Victoria BC V8W 9V3
www.corporateonline.gov.bc.ca

Location:
2nd Floor - 940 Blanshard Street
Victoria BC
1 877 526-1526

# Notice of Alteration

*FORM 11*
*BUSINESS CORPORATIONS ACT*
*Section 257*

| | |
|---|---|
| *Filed Date and Time:* | **November 13, 2025 05:40 PM Pacific Time** |
| *Alteration Date and Time:* | **Notice of Articles Altered on November 13, 2025 05:40 PM Pacific Time** |

## NOTICE OF ALTERATION

**Incorporation Number:**
BC0877385

**Name of Company:**
GREENPOWER MOTOR COMPANY INC.

**ALTERATION EFFECTIVE DATE:**

The alteration is to take effect at the time that this application is filed with the Registrar.

**ADD A RESOLUTION DATE:**

Date(s) of Resolution(s) or Court Order(s) attaching or altering Special Rights and Restrictions attached to a class or a series of shares:

**New Resolution Date:**
November 13, 2025

**AUTHORIZED SHARE STRUCTURE**

| | | | |
|---|---|---|---|
| 1. | No Maximum | Common Shares | Without Par Value<br><br>Without Special Rights or Restrictions attached |

| | | | |
|---|---|---|---|
| 2. | No Maximum | Preferred Shares | Without Par Value<br><br>With Special Rights or Restrictions attached |
| 1. | No Maximum | Series A Convertible Preferred Shares | Special Rights or Restrictions are attached |